UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2006

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2006, Agile Software Corporation, a Delaware corporation (the “Company”), issued a press release regarding the Company’s estimated financial results for its fiscal quarter ended July 31, 2006. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in Exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2006, the Company received a written Staff Determination notice from The Nasdaq Stock Market, indicating that, as a result of the Company’s failure to file with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the year ended April 30, 2006, the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended. The Company issued a press release on August 2, 2006, disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1, but the information contained therein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

The Staff Determination Letter stated that Nasdaq would suspend trading of the Company’s common stock at the opening of business on August 10, 2006, and file with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market unless the Company requests an appeal with the Nasdaq Listing Qualifications Panel in accordance with Nasdaq Marketplace Rules. The Company intends to appeal the determination by requesting a hearing before the Nasdaq Listing Qualifications Panel within the period specified in the Staff Determination Letter. Under Nasdaq Marketplace rules, a request for a hearing will automatically stay the suspension of the Company’s common stock and the delisting and deregistration from The Nasdaq Stock Market, pending the issuance of a written determination by the Nasdaq Listing Qualifications Panel. While the Company expects the notice of delisting would be withdrawn by Nasdaq in the event the Company files its Form 10-K before the hearing date, there can be no assurance, if a meeting of the hearing panel is held, that the hearing panel will grant the Company’s request for continued listing.

On July 14, 2006 the Company filed a Form 8-K, announcing that the filing of its Annual Report on Form 10-K for the year ended April 30, 2006 would be delayed to allow for completion of a review of transactions entered into by its Taiwan sales office. Until the review is complete, the Company will be unable to complete and file its Form 10-K for the year ended April 30, 2006. The Company intends to file its Form 10-K as soon as practicable after the completion of the review.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 2, 2006

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of Agile Software Corporation’s securities on the Nasdaq Global Market. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to: the possibility that Nasdaq may reject Agile’s requests and, as a result, delist Agile’s common stock; and, in the event that Agile is successful in obtaining its requests from Nasdaq, Agile may still not be able to file the requisite periodic reports on a timely basis or otherwise comply with the Nasdaq listing requirements, which may also result in the delisting of Agile common stock. Additional risk factors associated with Agile’s business are explained in its Annual Report on Form 10-K for its fiscal year ended April 30, 2005, filed with the SEC on July 14, 2005, and its Quarterly Report on Form 10-Q for its quarter ended January 31, 2006, filed on March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 2, 2006